Exhibit 99.1

FOR IMMEDIATE RELEASE	[GRAPHIC LOGO OMITTED] SYCAMORE NETWORKS, INC.

CONTACT:

Press Inquiries Scott Larson Public Relations Sycamore Networks, Inc. 978-250-3433 scott.larson@sycamorenet.com	Investor Inquiries Terry Adams Investor Relations Sycamore Networks, Inc. 978-250-3460 investor.info@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS THIRD QUARTER FISCAL YEAR 2004 FINANCIAL RESULTS

CHELMSFORD, Mass., May 11, 2004 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in optical networking, today reported its third quarter results for the period ended April 24, 2004.

Revenue for the third quarter of fiscal 2004 was $14.7 million, compared with $10.6 million for the third quarter of fiscal 2003.

Net loss for the third quarter of fiscal 2004, on a generally accepted accounting principles (GAAP) basis, was $10.6 million or $(0.04) per share, compared with a net loss of $11.9 million, or $(0.04) per share for the third quarter of fiscal 2003. Non-GAAP net loss for the third quarter of fiscal 2004, which excludes stock-based compensation, payroll taxes on stock option exercises, and restructuring charges and related asset impairments, was $9.3 million, or $(0.03) per share, compared with a non-GAAP net loss of $12.1 million, or $(0.05) per share for the third quarter of fiscal 2003. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with this release.

Revenue for the first nine months of fiscal 2004 was $30.0 million, compared with $27.4 million for the first nine months of fiscal 2003.

Net loss for the first nine months of fiscal 2004, on a GAAP basis, was $35.7 million or $(0.13) per share, compared with a net loss of $45.4 million or $(0.17) per share for the first nine months of fiscal 2003. Non-GAAP net loss for the first nine months of fiscal 2004, which excludes stock-based compensation, payroll taxes on stock option exercises, and restructuring charges and related asset impairments, was $31.0 million, or $(0.11) per share, compared with a non-GAAP net loss of $41.1 million, or $(0.16) per share for the first nine months of fiscal 2003. The reconciliation between net loss on a GAAP basis and net loss on a non-GAAP basis is provided in a table immediately following the Unaudited Consolidated Statements of Operations included with this release.

“Sycamore’s third quarter financial results reflect initial purchases of our optical switches for the GIG-BE project,” stated Daniel E. Smith, Sycamore’s president and chief executive officer. “While the optical switching market environment remains difficult, we continue to work to address Sycamore’s opportunities and challenges.”

Conference Call Webcast
Sycamore plans to review its third quarter results and discuss its business outlook during a conference call today beginning at 4:30 p.m. EDT. A Webcast of the conference call, along with GAAP reconciliation information, is available to all interested parties on the Sycamore web site located at www.sycamorenet.com under the Investor Relations section. Interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Sycamore’s president and chief executive officer, Daniel E. Smith, and chief financial officer, Frances M. Jewels.

About Sycamore Networks
Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets optical networking products for telecommunications service providers worldwide. The Company’s products enable service providers to easily and cost-effectively transition their existing fiber optic network into an infrastructure that can provision, manage and deliver economic, high-bandwidth services to their customers. For more information, please visit www.sycamorenet.com.

Except for the historical information contained herein, we wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Actual results or events could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: unfavorable conditions in the telecommunications industry and the economy in general; the pursuit of strategic opportunities; the commercial success of the Company’s line of optical networking products switches; significant cost structure required to support the Company’s strategy; competition; the Company’s reliance on a limited number of customers; the Company’s ability to sell through distribution channels; variation in the Company’s quarterly results; manufacturing and sourcing risks; product performance; conducting business internationally; current and potential litigation; intellectual property rights and disputes; stock market volatility and capital market conditions; and the other factors discussed in the Company’s most recently filed Form 10-Q and the other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures
The Company provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The items excluded from non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants primarily in connection with the Company’s initial public offering and acquisitions.

The non-GAAP financial data is provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results because such charges are associated with past events and are not related to current operations. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or as being superior to, operating losses, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Sycamore Networks, Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands)

	April 24, 2004	July 31, 2003

Assets

Current assets:
Cash and cash equivalents	$222,721	$250,595
Short-term investments	384,812	421,784
Accounts receivable, net	14,264	10,769
Inventories	4,017	5,117
Prepaids and other current assets	3,752	3,680

Total current assets	629,566	691,945

Property and equipment, net	10,047	14,589
Long-term investments	358,095	323,204
Other assets	2,375	2,890

Total Assets	$1,000,083	$1,032,628

Liabilities and Stockholders' Equity

Deferred revenue	$6,238	$2,677
Other current liabilities	15,188	18,350
Restructuring liabilities	14,299	19,086

Total current liabilities	35,725	40,113
Deferred revenue	672	--

Total liabilities	36,397	40,113

Common stock	273	272
Additional paid-in capital	1,738,265	1,733,476
Accumulated deficit	(771,941)	(736,192)
Other equity	(2,911)	(5,041)

Total stockholders' equity	963,686	992,515

Total Liabilities and Stockholders' Equity	$1,000,083	$1,032,628

Sycamore Networks, Inc. Unaudited Consolidated Statements of Operations (in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 24, 2004	April 26, 2003	April 24, 2004	April 26, 2003

Revenue	$14,718	$10,601	$30,034	$27,364

Cost of revenue	9,723	8,702	19,682	26,432
Stock-based compensation and payroll tax
on stock option exercises	176	341	544	1,054

Gross profit (loss)	4,819	1,558	9,808	(122)

Operating expenses:
Research and development	11,256	12,678	34,298	40,027
Sales and marketing	4,894	4,883	13,645	14,891
General and administrative	1,642	1,852	5,092	5,260
Stock-based compensation and
payroll tax on stock option exercises:
Research and development	521	845	2,318	2,573
Sales and marketing	255	426	797	1,558
General and administrative	309	387	1,055	1,306
Restructuring charges and
related asset impairments	--	(2,193)	--	(2,193)

Total operating expenses	18,877	18,878	57,205	63,422

Loss from operations	(14,058)	(17,320)	(47,397)	(63,544)

Interest and other income, net	3,485	5,426	11,648	18,171

Net loss	$(10,573)	$(11,894)	$(35,749)	$(45,373)

Diluted net loss per share	$(0.04)	$(0.04)	$(0.13)	$(0.17)
Weighted average shares used in
computing diluted net loss per share	272,652	266,638	271,642	264,640

Sycamore Networks, Inc. Unaudited Non-GAAP Consolidated Statements of Operations (a) (in thousands, except per share data)

	Three Months Ended April 24, 2004			Three Months Ended April 26, 2003
	GAAP Results	Adjustments	Non-GAAP Results(a)	GAAP Results	Adjustments	Non-GAAP Results (a)

Revenue	$14,718	$--	$14,718	$10,601	$--	$10,601

Cost of revenue	9,723	--	9,723	8,702	--	8,702
Stock-based compensation and
payroll tax on stock option exercises	176	(176)	--	341	(341)	--

Gross profit	4,819	176	4,995	1,558	341	1,899

Operating expenses:
Research and development	11,256	--	11,256	12,678	--	12,678
Sales and marketing	4,894	--	4,894	4,883	--	4,883
General and administrative	1,642	--	1,642	1,852	--	1,852
Stock-based compensation and
payroll tax on stock option exercises:
Research and development	521	(521)	--	845	(845)	--
Sales and marketing	255	(255)	--	426	(426)	--
General and administrative	309	(309)	--	387	(387)	--
Restructuring charges and
related asset impairments	--	--	--	(2,193)	2,193	--

Total operating expenses	18,877	(1,085)	17,792	18,878	535	19,413

Loss from operations	(14,058)	1,261	(12,797)	(17,320)	(194)	(17,514)

Interest and other income, net	3,485	--	3,485	5,426	--	5,426

Net loss	$(10,573)	$1,261	$(9,312)	$(11,894)	$(194)	$(12,088)

Diluted net loss per share	$(0.04)		$(0.03)	$(0.04)		$(0.05)
Weighted average shares used in computing diluted net loss per share	272,652		272,652	266,638		266,638

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation and payroll taxes on stock option exercises included in gross profit and operating expenses, and restructuring charges and related asset impairments.

Sycamore Networks, Inc. Consolidated Statements of Operations (a) (in thousands, except per share data)

	Nine Months Ended April 24, 2004			Nine Months Ended April 26, 2003
	GAAP Results	Adjustments	Non-GAAP Results(a)	GAAP Results	Adjustments	Non-GAAP Results (a)

Revenue	$30,034	$--	$30,034	$27,364	$--	$27,364

Cost of revenue	19,682	--	19,682	26,432	--	26,432
Stock-based compensation and
payroll tax on stock option exercises	544	(544)	--	1,054	(1,054)	--

Gross profit (loss)	9,808	544	10,352	(122)	1,054	932

Operating expenses:
Research and development	34,298	--	34,298	40,027	--	40,027
Sales and marketing	13,645	--	13,645	14,891	--	14,891
General and administrative	5,092	--	5,092	5,260	--	5,260
Stock-based compensation and
payroll tax on stock option exercises:
Research and development	2,318	(2,318)	--	2,573	(2,573)	--
Sales and marketing	797	(797)	--	1,558	(1,558)	--
General and administrative	1,055	(1,055)	--	1,306	(1,306)	--
Restructuring charges and
related asset impairments	--	--	--	(2,193)	2,193	--

Total operating expenses	57,205	(4,170)	53,035	63,422	(3,244)	60,178

Loss from operations	(47,397)	4,714	(42,683)	(63,544)	4,298	(59,246)

Interest and other income, net	11,648	--	11,648	18,171	--	18,171

Net loss	$(35,749)	$4,714	$(31,035)	$(45,373)	$4,298	$(41,075)

Diluted net loss per share	$(0.13)		$(0.11)	$(0.17)		$(0.16)
Weighted average shares used in computing diluted net loss per share	271,642		271,642	264,640		264,640

(a) These Unaudited Non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated statements of operations exclude stock-based compensation and payroll taxes on stock option exercises included in gross profit (loss) and operating expenses, and restructuring charges and related asset impairments.